InspireMD’s CGuard™ Embolic Prevention System Once Again Featured in a

Successful Live Clinical Case at Leading Industry Conference

Professor Pierfrancesco Veroux treated a patient
with carotid artery disease using CGuard™ EPS

Tel Aviv, Israel— December 18, 2017 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that CGuardTM EPS was once again prominently featured in a live clinical case at an industry conference. Professor Pierfrancesco Veroux, Head of Vascular Surgery and Transplant Center, Policlinico Vittorio Emanuele di Catania, performed the live procedure featuring the CGuard™ EPS at ENDOGRAFT. ENDOGRAFT is the Endovascular Global Roman Arterial Featured Therapies conference, which was held from December 14th-16th, 2017 in Rome. The case was transmitted real time to the entire congress on December 15, 2017. Professor Veroux is also a President of the conference.

The ENDOGRAFT conference is an international and multidisciplinary conference dedicated to the treatment of complex vascular diseases. The conference brings together endovascular specialists including vascular surgeons, interventional cardiologists, radiologists and neurologists from around the world.

Professor Veroux commented, “The CGuard™ EPS performed extremely well during the live procedure, and I believe this technology should become standard-of-care given the strong supporting clinical data which demonstrates the MicroNet™ technology’s ability to reduce the risk of post-procedural embolism and stroke.”

“We were honored to have Professor Veroux feature CGuard™ and the MicroNet™ technology in a live case transmission at the ENDOGRAFT conference,” said James Barry, PhD, Chief Executive Officer of InspireMD. “We continue to see that key opinion leaders across all clinical specialties not only want to use CGuard™ EPS to treat their patients suffering from carotid artery disease, but are also demonstrating its benefits to other physicians. We are especially gratified to have our technology featured so prominently at this leading industry conference by a surgeon of Professor Veroux’s caliber and reputation. While most of these conferences have a limited amount of live transmissions, CGuard™ is being chosen by these thought leaders once again.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com